EXHIBIT 16


                                     ARTHUR
                                    ANDERSEN



                                                          Arthur Andersen LLP

February 2, 1998
                                                          101 Eisenhower Parkway
                                                          Roseland NJ 07068-1099
Office of the Chief Accountant                            973 403 6100
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549






Dear Office of the Chief Accountant:

We have read Item 4 included in the attached Form 8-K, dated January 23, 1998, of Sussex Bancorp filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP


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